Exhibit 3.181

FIRST AMENDMENT TO THE

BYLAWS

OF

METROPOLITAN FIRE DEPT., INC.

The following amendment to the Bylaws was duly adopted by the Board of Directors of the Corporation as of March 31, 1995:

RESOLVED, that Article I, Section 2, of the Bylaws of the Corporation be, and it hereby is, deleted in its entirety and the following language substituted therefor:

Section 2: Annual Meetings. The Board of Directors may determine the place, date and time of the annual meetings of the shareholders, but if no such place, date and time is fixed, the meeting for any calendar year shall be held at the principal office of the Corporation at 10:00 a.m. on the first day of April of each year. If that day is a legal holiday, the meeting shall be held on the next succeeding day which is not a legal holiday. At that meeting the shareholders entitled to vote shall elect directors and transact such business as may properly be brought before the meeting.

BY-LAWS

OF

METROPOLITAN FIRE DEPT., INC.

ARTICLE I

Meetings of Shareholders.

SECTION 1: Place of Meetings. Every meeting of the shareholders of METROPOLITAN FIRE DEPT., INC., an Arizona corporation, (hereinafter called the “Corporation”) shall be held at the principal office of the Corporation in the State of Arizona or at such other place within or without the State as shall be specified in the respective notices or waivers of notice thereof.

SECTION 2: Annual Meetings. Each annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the 1st Thursday of February of each year (or, if that day shall be a legal holiday, then on the next succeeding business day) at 3:30 P.M., or at such hour as may be specified in a waiver of notice thereof signed by all the shareholders of the Corporation.

SECTION 3: Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise regulated by statute, may be called by the President of the Corporation, and shall be called by the President at the request in writing of a majority of the members of the Board of Directors of the Corporation, or at the request in writing of shareholders owning twenty percent (20%) or more of the issued and outstanding voting stock of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. The business transacted at all special meetings shall be confined solely to the objects stated in the call.

SECTION 4: Notice of Meetings. Notice of each meeting of the shareholders, stating the time, place and purpose or purposes thereof, shall be deposited in the United States mails by regular mail, to or personally served upon, each shareholder of the voting stock of the Corporation, not less than five (5) nor more than forty (40) days before the meeting. If mailed, it shall be directed to each shareholder at his address as it appears on the record books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Such notice shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy, or who shall in writing or by telegraph waive notice thereof prior or subsequent to the meeting time, and any business may be transacted by the shareholders at which every shareholder of the voting stock of the Corporation shall be present, in person or by proxy, though the meeting is held without notice thereof and/or of the purpose or purposes thereof.

SECTION 5: Quorum. Except as other provided by law, the presence in person or by proxy of a majority in voting interest of the voting stock issued and outstanding and entitled to vote thereat shall constitute a quorum at each meeting of the shareholders for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy, or in the absence therefrom of all the shareholders, any officer entitled to preside at, or to act as secretary of such meeting, may adjourn such meeting from time to time until a quorum is present thereat. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which such adjournment shall be taken and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 6: Voting. Each holder of record of shares of the voting stock of the Corporation having voting power shall at each meeting of the shareholders be entitled to one (1) vote for every share of the voting stock of the Corporation standing in his name on the books of the Corporation and may vote either in person or by proxy. At all meetings of shareholders, a quorum being present, all matters, except those the manner of deciding upon which is otherwise expressly regulated by law or by the Articles of Incorporation of the Corporation or these By-Laws, shall be decided by the vote of a majority, excluding abstentions, in voting interest of the voting stock cast by shareholders present in person or by proxy and entitled to vote thereat. At the direction of the President of the Corporation or upon demand by twenty percent (20%) or more in voting interest of the voting stock represented and entitled to vote at a meeting, a vote by ballot on any question shall be taken. On a vote by ballot each ballot shall be signed by the shareholder or proxy voting and it shall show the number of shares voted. Except as otherwise required by law or by these By-Laws all voting may be viva voce.

ARTICLE II

Directors.

SECTION 1: General Powers. The Board of Directors (hereinafter referred to as the “Board”), shall manage the business and affairs of the Corporation and may exercise all such authority and powers of the Corporation and do all such lawful acts and things, including the designation from its number of a Chairman and an Executive Committee, as are not by law, the Articles of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders. Directors shall not be entitled to be represented, counted or vote at meetings of the Board by proxy.

SECTION 2: Number, Qualifications and Term of Office. The number of directors of the Corporation shall be not less than two (2) nor more than fifteen (15) as shall from time to time be determined by the Board and in the absence of such determination, shall be in the number as designated in the Articles of Incorporation. All directors shall be of the age of majority and at least one (1) of them shall be a citizen of the United States. The term of office of each of the initial directors shall be as designated in the Articles of Incorporation and of each director thereafter shall be from the time of his election and qualification until the annual meeting of the shareholders next succeeding his election and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign, or until he shall have been removed in the manner provided in Section 9 of this Article II.

SECTION 3: Election of Directors. At each meeting of shareholders for the election of directors at which a quorum shall be present, each voting stock shareholder or proxy entitled to vote shall have as many votes as shall equal the number of shares of voting stock owned or represented by him, multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two (2) or more of them as he may see fit.

SECTION 4: Quorum and Manner of Acting. Except as provided in Section 10 of this Article II, a majority of the whole Board shall constitute a quorum for the transaction of business at any meeting. Any act of a majority, excluding abstentions, of the directors present and voting at any meeting at which a quorum shall be present shall be the act of the Board, except as provided in Section 4, Article III and Article XI of these By-Laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present thereat. Notices of any adjourned meeting need not be given, other than by announcement at the meeting at which such adjournment shall be taken and at any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 5: Place of Meeting. The Board may hold its meetings at such place within or without the State of Arizona as the Board from time to time may determine or as shall be specified in the respective notices or waivers of notice thereof.

SECTION 6: Annual and Regular Meetings. An annual meeting of the Board for the election of officers of the Corporation and for the transaction of such other business as may properly come before the meeting shall be held within two (2) weeks following the annual meeting of the shareholders of the Corporation and regular meetings of the Board may be held at such times as the Board by resolution may determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day at said place.

SECTION 7: Special Meetings. Special meetings of the Board shall be held whenever called by the President and shall be called by the President of the Corporation at the request in writing of a majority of the whole Board.

SECTION 8: Notice of Meetings. Notice of each meeting of the Board, stating the time, place and purpose or purposes thereof, shall be deposited in the United States mails by regular mail to, or personally served upon, each director, addressed to him at his residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, but notice need not be given to any director if such notice is waived in writing or by telegraph by him prior or subsequent to the meeting time, and any business may be transacted by the Board at a meeting at which every member of the Board shall be present, though the meeting is held without notice thereof and/or of the purpose and purposes thereof.

SECTION 9: Removal of Directors. Any directors may be removed at any time, either with or without cause, by the affirmative vote of the holders of a majority in voting interest of the voting stock cast by shareholders present in person or by proxy and entitled to vote at a meeting of the shareholders of the Corporation, provided no director shall be removed without cause if the number of shares voted against his removal would be great enough to elect him as a director if the whole Board were to be elected at the time of any such attempted removal.

SECTION 10: Vacancies. Any vacancy or vacancies in the Board caused by death, resignation, removal, increase in the number of directors, or any other cause, shall be filled for the unexpired term by the majority vote of the total number of remaining directors of the Corporation, though less than a quorum.

SECTION 11: Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such compensation or fees for attendance at directors’ meetings, or both, as the Board shall from time to time determine, together with reimbursement for the reason able expenses incurred by him in connection with the performance of his duties. Nothing contained in this Section shall preclude any director from serving the Corporation, its affiliates or subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE III

Officers.

SECTION 1: Number. The executive officers of the Corporation shall be the President, a Vice President or Vice Presidents, a Secretary and a Treasurer; and there may be, in addition, such subordinate officers, agents and employees as shall be appointed in accordance with the provisions of Article III, Section 3 of these By-Laws. One person may hold the office of, and perform the duties of, any one or more officer. The Board may require any such officer, agent or employee to give security for the faithful performance of his duties.

SECTION 2: Election, Term of Office, Qualification. The executive officers of the Corporation shall be chosen annually by the Board at its annual meetings, each thereof to hold office until his successor shall have been duly chosen and shall qualify, or until his death or until he shall resign, or shall have been removed in accordance with the provisions of Article III, Section 4 of these By-Laws.

SECTION 3: Subordinate Officers, etc. The Board may appoint such subordinate officers, agents or employees as the Board may deem necessary or advisable, including one or more Assistant Treasurers and one or more Assistant Secretaries, each of who shall hold office for such period, having such authority and perform such duties as provided in these By-Laws or as the Board may from time to time determine. The Board may delegate to any executive officer or to any committee the power to appoint any such additional officers, agents or employees.

SECTION 4: Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by resolution duly adopted by a majority of the whole Board, or, in the case of an officer appointed, by any committee or executive officer upon whom such power or removal may be conferred by the Board.

SECTION 5: Vacancies. A vacancy in any office, because of death, resignation, removal, or any other cause, shall be filled for the unexpired portion of the term at a special or regular meeting of the Board in the manner as otherwise prescribed in Section 2 and 3 of this Article III for election or appointment to such office.

SECTION 6: The President. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation, subject to the control of the Board. He shall, if present, preside at each meeting of the shareholders. He shall see that all orders and resolutions of the Board are carried into effect. He may sign, with the Treasurer or the Secretary, certificates of stock of the Corporation; and he may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or by these By-Laws to designated officers or agents of the Corporation or where any thereof shall be required by law or the Board otherwise to be signed, executed and delivered, and he may affix the seal of the Corporation to any instrument which shall require it. In general, he shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by these By-Laws by the Board.

SECTION 7: Vice President. Each Vice President shall have such powers and perform such duties as the Board or the President may from time to time prescribe and shall perform such other duties as may be prescribed by these By-Laws. At the request of the President, or in case of his absence or inability to act, the Vice President, or, if there shall be more than one Vice President then in office, that one of them who shall be designated for the purpose by the President or by the Board, shall perform the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon the President.

SECTION 8: The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name of and to the credit of the Corporation in such banks or other depositaries as may be designated by the Board; he shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board at the annual, regular and special meetings of the Board or whenever they may require it, a statement of all his transactions as Treasurer and an account of the financial condition of the Corporation; and, in general, he shall perform all the duties as may from time to time be assigned to him by the Board. He may sign, with the President, certificates of stock of the Corporation.

SECTION 9: The Secretary. The Secretary shall act as secretary of, and cause to be kept, the minutes of all meetings of the Board and of the shareholders; he shall cause to be given notice of all meetings of the shareholders and directors; he shall affix the seal, or cause it to be affixed, to all certificates for shares of stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall have been specifically or generally authorized by the Board; he shall have charge of the stock book and also of the other books, records and papers of the Corporation relating to its organization as a corporation, and shall see that the reports, statements and other documents required by law are properly kept or filed; and he shall in general perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board. He may sign, with the President, certificates to stock of the Corporation.

SECTION 10: Salaries. The salaries of the officers of the Corporation if any, shall be fixed from time to time by the Board, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is also a member of the Board; and any officer who shall also be a member of the Board shall be entitled to vote in the determination of the amount of the salary that shall be paid to him.

ARTICLE IV

Resignations.

Any director or other officer may resign his office at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it affirmative.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, Etc.

SECTION 1: Execution of Contracts. In addition to the provisions of Article III, Section 6 of these By-Laws, the Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and such authority may be general or confined to specific instances; except as is provided by Article III, Section 6, of these By-Laws with respect to the powers and authority of the President, and, unless so authorized by the Board or expressly authorized by these ByLaws, no officer or agent or employee shall have any power of authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

SECTION 2: Loans. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by resolution of the Board. When authorized by the Board so to do, any officer or agent of the Corporation thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company, or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other certificates or evidences of indebtedness of the Corporation and may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

SECTION 3: Checks, Drafts, etc. All checks, drafts, and other orders for the payment of moneys out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

SECTION 4: Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may select or may be selected by any officer or officers, agent or agents of the Corporation to whom such power may from time to time be delegated by the Board; and, for the purpose of such deposit, the President, any Vice President, the Treasurer, the Secretary or any other officer or agent or employee of the Corporation to whom such power may be delegated by the Board may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Corporation.

ARTICLE VI

Stock.

SECTION 1: Certificates. Certificates of capital stock of the Corporation shall be in such form as shall be approved by the Board and shall be issued and signed by the President and by the Secretary or the Treasurer, and sealed with the seal of the Corporation.

SECTION 2: Transfers. Transfers of capital stock shall be made only on the books of the Corporation by the holder of the shares in person, or by his duly authorized attorney or legal representative, and upon surrender and cancellation of certificates for a like number of shares. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

SECTION 3: Closing of Transfer Books. The Board may fix a day not more than forty (40) days prior to the day of holding any meeting of the shareholders of the Corporation as the day as of which shareholders entitled to notice of and to vote at such meeting shall be determined and only such shareholders of record on such day shall be entitled to notice of or to vote at such meeting. The books for the transfer of the shares of the Corporation may be closed for the payment of a dividend or dividends or for any other purpose permitted by law during such period, not exceeding forty (40) days, as the Board shall determine.

ARTICLE VII

Dividends.

Subject to the provisions of the Articles of Incorporation of the Corporation and to the extent permitted by law, the Board may declare dividends on the shares of the capital stock of the Corporation at such times and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render advisable. Before payment of any dividend or making any distribution of profits, the Board may set aside out of the surplus or not profits of the Corporation such sum or sums as the Board from time to time, in its absolute discretion, shall deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board shall deem conductive to the best interests of the Corporation.

ARTICLE VIII

Offices and Books.

SECTION 1: Offices. The principle office of the Corporation shall be at such place within the State of Arizona, as the Board may determine. The Board may from time to time and at any time establish other offices of the Corporation or branches of its business at whatever place or places seem to it expedient.

SECTION 2: Books. There shall be kept at the principal office of the Corporation or the office of the Corporation’s attorneys at law correct books of all the business and transactions of the Corporation, a copy of these By-Laws and the Stock book of the Corporation.

ARTICLE IX

Seal.

The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures indicating the year and state in which the Corporation was incorporated and such other words or figures as the Board may approve.

ARTICLE X

Fiscal Year.

The fiscal year of the Corporation shall be as determined by the Board.

ARTICLE XI

Amendments

These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be made, at any meeting of the Board of Directors of the Corporation by the vote of at least a majority of the whole Board.

Adopted the 19th day of January, 1972.

Louis G. Jekel, Jr., Secretary

ATTEST:

Louis A. Witzeman, President